SCHEDULE 14A

                                 (RULE 14A-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)


Filed by the registrant |_|
Filed by a party other than the registrant |x|

Check the appropriate box:

|_| Preliminary proxy statement.   |_| Confidential, for use of the Commission
                                       only (as permitted by Rule 14a-6(e)(2)).

|_| Definitive proxy statement.

|x| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

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                (Name of Registrant as Specified in Its Charter)
                                 INFINITY, INC.
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
                                 DAVID J. SMITH

Payment of filing fee (check the appropriate box):

|x| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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|_| Fee paid previously with preliminary materials.
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|_| Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:
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
                                 David J. Smith
                                 21 Maria Place
                        Ponte Vedra Beach, Florida 32082


                                  March 3, 1999


To Fellow Shareholders of Infinity, Inc.:

         On  January  25,  1999,  I  filed  with  the  Securities  and  Exchange
Commission, under cover of Schedule 14A (the "Prior Filing"), a letter to shareholders of Infinity, Inc. ("Infinity"). I enclosed with that letter a copy of a letter that I sent in December 1998 to Stanton Ross, the President of Infinity.

         I hereby retract the statements that I made in the Prior Filing. These statements were improvidently included in the Prior Filing and represented an expression of my exasperation and frustration rather than an expression of documentary fact.

         My exasperation and frustration primarily stems from the dramatic decline in the stock price of Infinity from a high of $3.75 per share in October 1997 to $.28 per share in February 1999. This represents a 92% decline in the stock price over this period. My frustration also stems from the fact that during 1997 and 1998, the Board of Directors of Infinity issued to Mr. Stanton Ross, the CEO of Infinity, options to acquire 185,000 shares of Infinity and increased Mr. Ross' compensation by $10,000. During the year ended March 31, 1997 the Board of Directors also reduced the exercise price for an additional 200,000 options previously granted to Irving Strickstein, a member of the advisory board of Infinity, from $2.00 per share to $.9375 per share.

         In addition, at the 1998 annual meeting of shareholders, Mr. Ross reported to the shareholders that he expected that Infinity's Raton Basin gas properties would generate cash flow of $.20 per share in 1999 and $.40 per share in 2000. Nevertheless, Infinity recently sold the Raton Basin gas properties for a total of $8.5 million (or $.72 per share, based on 11,780,563 shares outstanding as of September 2, 1998, as reported in Infinity's proxy statement).

         I am not soliciting your proxy or your vote by this communication. I beneficially own 361,499 shares of Infinity common stock.

                                                              Very truly yours,

                                                              /s/ David J. Smith

                                                              David J. Smith